RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR
                           RFMSI SERIES 2003-S20 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S20

 $ 2,980,810                   0.00%                 CLASS I-A-P CERTIFICATES
  $ 727,147                    0.00%                 CLASS II-A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                 Prospectus Supplement dated December 23, 2003
                                       to
                         Prospectus dated July 24, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated December 23, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class I-A-P Certificates and Class II-A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class I-A-P Certificates and Class II-A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 70.38% of the aggregate certificate principal balance of the Class I-A-P Certificates and Class II-A-P Certificates. It is expected that delivery of the Class I-A-P Certificates and Class II-A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class I-A-P Certificates and Class II-A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class I-A-P Certificates and Class II-A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class I-A-P Certificates and Class II-A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class I-A-P Certificates and Class II-A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class I-A-P Certificates or Class II-A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class I-A-P Certificates and Class II-A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class I-A-P Certificates or Class II-A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the group I loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the group I loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                                 CREDIT SCORE DISTRIBUTION OF THE GROUP I LOANS

                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENTAGE      AVERAGE        AVERAGE
                                               GROUP I       PRINCIPAL     OF GROUP I     PRINCIPAL      LOAN-TO-
CREDIT SCORE RANGE                              LOANS         BALANCE        LOANS         BALANCE      VALUE RATIO
------------------------------------------  --------------  ------------  ------------   ------------  -------------
500 - 519 ................................               1  $    350,223          0.13%  $    350,223          70.00%
520 - 539 ................................               1       419,983          0.16        419,983          70.00
580 - 599 ................................               2     1,085,925          0.41        542,962          74.24
600 - 619 ................................               4     1,741,323          0.65        435,331          60.29
620 - 639 ................................               9     4,200,140          1.57        466,682          56.47
640 - 659 ................................              13     5,852,427          2.19        450,187          72.12
660 - 679 ................................              27    11,406,794          4.26        422,474          67.59
680 - 699 ................................              41    17,828,174          6.66        434,834          69.45
700 - 719 ................................              52    22,716,125          8.49        436,849          72.40
720 - 739 ................................              49    23,318,869          8.72        475,895          63.35
740 - 759 ................................              65    27,766,880         10.38        427,183          66.93
760 - 779 ................................             108    47,122,800         17.62        436,322          67.23
780 - 799 ................................             156    70,107,785         26.21        449,409          64.20
800 or greater ...........................              76    33,210,841         12.42        436,985          66.59
                                            --------------  ------------  ------------   ------------  -------------
Subtotal with Credit Score ...............             604  $267,128,290         99.86%  $    442,265          66.52%
Not Available ............................               1       369,464          0.14        369,464          41.00
                                            --------------  ------------  ------------   ------------  -------------
Total ....................................             605  $267,497,754        100.00%  $    442,145          66.48%
                                            ==============  ============  ============

Mortgage Loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

As of March 1, 2005, the weighted average credit score of the group I loans was approximately 753.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                                                   MORTGAGE RATES OF THE GROUP I LOANS


                                                                           PERCENTAGE                                  WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       WEIGHTED       AVERAGE
                                               GROUP I       PRINCIPAL      GROUP I       PRINCIPAL      AVERAGE       LOAN-TO-
MORTGAGE RATES (%)                              LOANS         BALANCE        LOANS         BALANCE     CREDIT SCORE   VALUE RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
5.000 - 5.124 ............................               1  $    773,216          0.29%  $    773,216           757          50.00%
5.125 - 5.249 ............................               1       439,437          0.16        439,437           770          48.00
5.250 - 5.374 ............................               4     2,498,157          0.93        624,539           738          68.50
5.375 - 5.499 ............................              21     9,722,927          3.63        462,997           773          64.95
5.500 - 5.624 ............................              47    21,213,209          7.93        451,345           776          64.58
5.625 - 5.749 ............................              48    21,397,375          8.00        445,779           760          60.53
5.750 - 5.874 ............................              78    34,076,086         12.74        436,873           754          63.57
5.875 - 5.999 ............................              84    37,955,160         14.19        451,847           754          67.60
6.000 - 6.124 ............................             104    46,104,291         17.24        443,310           754          65.98
6.125 - 6.249 ............................              97    42,505,209         15.89        438,198           753          68.76
6.250 - 6.374 ............................              57    23,179,401          8.67        406,656           746          71.42
6.375 - 6.499 ............................              36    15,481,896          5.79        430,053           735          68.27
6.500 - 6.624 ............................              12     4,786,733          1.79        398,894           712          76.31
6.625 - 6.749 ............................               9     3,985,366          1.49        442,818           733          64.88
6.750 - 6.874 ............................               4     2,591,022          0.97        647,755           676          63.03
6.875 - 6.999 ............................               1       369,737          0.14        369,737           753          73.00
7.000 - 7.124 ............................               1       418,533          0.16        418,533           659          79.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             605  $267,497,754        100.00%  $    442,145           753          66.48%
                                            ==============  ============  ============

As of March 1, 2005, the weighted average mortgage rate of the group I loans was approximately 5.9385% per annum.

                                      ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS

                                                                           PERCENTAGE                                  WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       WEIGHTED       AVERAGE
                                               GROUP I       PRINCIPAL      GROUP I       PRINCIPAL      AVERAGE       LOAN-TO-
ORIGINAL GROUP I LOAN BALANCE ($)               LOANS         BALANCE        LOANS         BALANCE     CREDIT SCORE   VALUE RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
100,000 or less ..........................               1  $     63,934          0.02%  $     63,934           662          75.00%
100,001 - 200,000 ........................               1       160,267          0.06        160,267           724          90.00
200,001 - 300,000 ........................               1       231,280          0.09        231,280           626          52.00
300,001 - 400,000 ........................             261    94,958,695         35.50        363,826           751          68.55
400,001 - 500,000 ........................             214    93,639,057         35.01        437,566           755          67.26
500,001 - 600,000 ........................              58    30,338,805         11.34        523,083           755          65.11
600,001 - 700,000 ........................              46    28,964,561         10.83        629,664           746          67.15
700,001 - 800,000 ........................              11     8,262,440          3.09        751,131           766          48.07
800,001 - 900,000 ........................               5     4,148,683          1.55        829,737           743          61.69
900,001 - 1,000,000 ......................               7     6,730,032          2.52        961,433           757          55.23
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             605  $267,497,754        100.00%  $    442,145           753          66.48%
                                            ==============  ============  ============




                                                     ORIGINAL LTV RATIOS OF THE GROUP I LOANS


                                                                           PERCENTAGE
                                              NUMBER OF                        OF          AVERAGE       WEIGHTED
                                               GROUP I       PRINCIPAL      GROUP I       PRINCIPAL       AVERAGE
ORIGINAL LTV RATIO (%)                          LOANS         BALANCE        LOANS         BALANCE     CREDIT SCORE
------------------------------------------  --------------  ------------  ------------   ------------  -------------
00.01 - 50.00 ............................              78  $ 38,137,194         14.26%  $    488,938            760
50.01 - 55.00 ............................              36    15,994,997          5.98        444,305            750
55.01 - 60.00 ............................              60    26,601,837          9.94        443,364            761
60.01 - 65.00 ............................              62    29,996,625         11.21        483,817            754
65.01 - 70.00 ............................              92    40,382,929         15.10        438,945            752
70.01 - 75.00 ............................              74    31,349,001         11.72        423,635            745
75.01 - 80.00 ............................             188    79,603,809         29.76        423,425            750
80.01 - 85.00 ............................               3     1,246,868          0.47        415,623            736
85.01 - 90.00 ............................               8     2,813,209          1.05        351,651            772
90.01 - 95.00 ............................               4     1,371,286          0.51        342,821            738
                                            --------------  ------------  ------------   ------------  -------------
Total ....................................             605  $267,497,754        100.00%  $    442,145            753
                                            ==============  ============  ============


The weighted average LTV ratio at origination of the group I loans was approximately 66.48%.

                                    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS


                                                                           PERCENTAGE                                   WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       WEIGHTED        AVERAGE
                                               GROUP I       PRINCIPAL      GROUP I       PRINCIPAL      AVERAGE        LOAN-TO-
STATE                                           LOANS         BALANCE        LOANS         BALANCE     CREDIT SCORE    VALUE RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Alabama ..................................               6  $  2,526,874          0.94%  $    421,146           757           81.03%
Arizona ..................................              15     6,723,908          2.51        448,261           766           72.39
California ...............................             246   108,413,041         40.53        440,703           758           64.50
Colorado .................................              28    12,001,211          4.49        428,615           760           66.25
Connecticut ..............................               7     3,004,113          1.12        429,159           701           61.98
District of Columbia .....................               3     1,476,955          0.55        492,318           753           65.35
Delaware .................................               2       682,812          0.26        341,406           798           34.08
Florida ..................................              14     6,052,342          2.26        432,310           734           56.84
Georgia ..................................               8     4,004,801          1.50        500,600           707           65.87
Hawaii ...................................               4     2,507,873          0.94        626,968           790           65.50
Iowa .....................................               1       469,245          0.18        469,245           658           80.00
Idaho ....................................               1       339,622          0.13        339,622           763           69.00
Illinois .................................              16     7,635,751          2.85        477,234           755           55.18
Indiana ..................................               2       781,591          0.29        390,795           802           75.69
Kansas ...................................               1       455,106          0.17        455,106           799           55.00
Kentucky .................................               1       687,667          0.26        687,667           736           70.00
Louisiana ................................               2       778,477          0.29        389,239           694           74.73
Massachusetts ............................              21     9,092,472          3.40        432,975           756           62.93
Maryland .................................              28    11,850,160          4.43        423,220           757           69.98
Maine ....................................               2       864,759          0.32        432,379           800           57.11
Michigan .................................               9     3,912,081          1.46        434,676           750           72.36
Minnesota ................................               8     3,119,365          1.17        389,921           749           74.50
Missouri .................................               2       907,634          0.34        453,817           721           66.87
Mississippi ..............................               1       452,214          0.17        452,214           726           80.00
North Carolina ...........................               6     2,312,249          0.86        385,375           748           66.07
New Hampshire ............................               3     1,148,003          0.43        382,668           770           64.99
New Jersey ...............................              26    10,267,437          3.84        394,901           746           67.43
New Mexico ...............................               3     1,202,830          0.45        400,943           754           60.99
Nevada ...................................               4     1,700,399          0.64        425,100           738           67.19
New York .................................              16     7,365,809          2.75        460,363           732           67.86
Ohio .....................................               5     2,269,155          0.85        453,831           744           63.40
Oklahoma .................................               1       386,856          0.14        386,856           770           80.00
Oregon ...................................               8     3,649,531          1.36        456,191           742           71.92
Pennsylvania .............................               9     3,659,291          1.37        406,588           754           74.51
Tennessee ................................               7     3,026,649          1.13        432,378           755           75.42
Texas ....................................              38    18,759,675          7.01        493,676           732           70.67
Utah .....................................               3     1,812,193          0.68        604,064           751           77.19
Virginia .................................              37    16,030,874          5.99        433,267           762           70.48
Vermont ..................................               1       352,539          0.13        352,539           763           80.00
Washington ...............................               7     3,347,066          1.25        478,152           759           66.13
Wisconsin ................................               3     1,467,123          0.55        489,041           794           68.39
                                            --------------  ------------  ------------   ------------  ------------   -------------
Total ....................................             605  $267,497,754        100.00%  $    442,145           753           66.48%
                                            ==============  ============  ============

-------------------
         No more than 0.7% of the group I loans were secured by mortgaged properties located in any one zip code area in Texas and no more than 0.7% of the group I loans were secured by mortgaged properties located in any one zip code area outside Texas.

                                                LOAN PURPOSE OF THE GROUP I LOANS


                                                                           PERCENTAGE                                   WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       WEIGHTED        AVERAGE
                                               GROUP I       PRINCIPAL      GROUP I       PRINCIPAL      AVERAGE        LOAN-TO-
LOAN PURPOSE                                    LOANS         BALANCE        LOANS         BALANCE     CREDIT SCORE    VALUE RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Purchase .................................             196  $ 84,265,594         31.50%  $    429,926           752           73.73%
Rate/Term Refinance ......................             307   140,984,517         52.70        459,233           755           63.94
Equity Refinance .........................             102    42,247,643         15.79        414,193           748           60.52
                                            --------------  ------------  ------------   ------------  ------------   -------------
Total ....................................             605  $267,497,754        100.00%  $    442,145           753           66.48%
                                            ==============  ============  ============


                             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS OF THE GROUP I LOANS


                                                                           PERCENTAGE                                   WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       WEIGHTED        AVERAGE
                                               GROUP I       PRINCIPAL      GROUP I       PRINCIPAL      AVERAGE        LOAN-TO-
DOCUMENTATION TYPE                              LOANS         BALANCE        LOANS         BALANCE     CREDIT SCORE    VALUE RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Full Documentation .......................             523  $230,511,475         86.17%  $    440,749           754           67.92%
Reduced Documentation ....................              82    36,986,279         13.83        451,052           745           57.51
                                            --------------  ------------  ------------   ------------  ------------   -------------
Total ....................................             605  $267,497,754        100.00%  $    442,145           753           66.48%
                                            ==============  ============  ============

         No more than 71.2% of such reduced loan documentation group I loans were secured by mortgaged properties located in California.

         Approximately 3.6% of the group I loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.

                                                OCCUPANCY TYPES OF THE GROUP I LOANS

                                                                           PERCENTAGE                                   WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       WEIGHTED        AVERAGE
                                               GROUP I       PRINCIPAL      GROUP I       PRINCIPAL      AVERAGE        LOAN-TO-
OCCUPANCY TYPE                                  LOANS         BALANCE        LOANS         BALANCE     CREDIT SCORE    VALUE RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Primary Residence ........................             586  $258,438,459         96.61%  $    441,021           752           66.66%
Second/Vacation ..........................              19     9,059,295          3.39        476,805           770           61.37
                                            --------------  ------------  ------------   ------------  ------------   -------------
Total ....................................             605  $267,497,754        100.00%  $    442,145           753           66.48%
                                            ==============  ============  ============


                                           MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                                                           PERCENTAGE                                   WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       WEIGHTED        AVERAGE
                                               GROUP I       PRINCIPAL      GROUP I       PRINCIPAL      AVERAGE        LOAN-TO-
PROPERTY TYPE                                   LOANS         BALANCE        LOANS         BALANCE     CREDIT SCORE    VALUE RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Single Family Detached ...................             469  $208,720,931         78.03%  $    445,034           752           65.61%
Planned Unit Developments
(detached) ...............................             121    52,910,802         19.78        437,279           756           69.47
Condo Low-Rise (less than 5
stories) .................................              10     3,952,338          1.48        395,234           758           69.94
Planned Unit Developments
(attached) ...............................               4     1,573,369          0.59        393,342           752           70.99
Condo High-Rise (9 stories or more) ......               1       340,314          0.13        340,314           666           75.00
                                            --------------  ------------  ------------   ------------  ------------   -------------
Total ....................................             605  $267,497,754        100.00%  $    442,145           753           66.48%
                                            ==============  ============  ============


                                 NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS OF THE GROUP I LOANS

                                                                           PERCENTAGE                                   WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       WEIGHTED        AVERAGE
                                               GROUP I       PRINCIPAL      GROUP I       PRINCIPAL      AVERAGE        LOAN-TO-
NET MORTGAGE RATE (%)                           LOANS         BALANCE        LOANS         BALANCE     CREDIT SCORE    VALUE RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
4.720 ....................................               1  $    773,216          0.29%  $    773,216           757           50.00%
4.845 ....................................               1       439,437          0.16        439,437           770           48.00
4.970 ....................................               4     2,498,157          0.93        624,539           738           68.50
5.095 ....................................              21     9,722,927          3.63        462,997           773           64.95
5.220 ....................................              47    21,213,209          7.93        451,345           776           64.58
5.345 ....................................              48    21,397,375          8.00        445,779           760           60.53
5.470 ....................................              77    33,534,832         12.54        435,517           755           63.91
                                            --------------  ------------  ------------   ------------  ------------   -------------
Total ....................................             199  $ 89,579,153         33.49%  $    450,146           763           63.31%
                                            ==============  ============  ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in loan group I was approximately 3.331758315%.

         The tables regarding the group II loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the group II loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                                        CREDIT SCORE DISTRIBUTION OF THE GROUP II LOANS

                                                                           PERCENTAGE                    WEIGHTED
                                              NUMBER OF                        OF          AVERAGE        AVERAGE
                                               GROUP II      PRINCIPAL      GROUP II      PRINCIPAL      LOAN-TO-
CREDIT SCORE RANGE                              LOANS         BALANCE        LOANS         BALANCE      VALUE RATIO
------------------------------------------  --------------  ------------  ------------   ------------  -------------
580 - 599 ................................               3  $    972,549          0.55%  $    324,183          70.19%
600 - 619 ................................               2       811,163          0.46        405,582          47.31
620 - 639 ................................               4       807,466          0.46        201,866          78.07
640 - 659 ................................               6     2,062,198          1.17        343,700          59.63
660 - 679 ................................              23    10,290,222          5.83        447,401          58.83
680 - 699 ................................              34    13,075,207          7.41        384,565          63.63
700 - 719 ................................              35    12,192,181          6.91        348,348          62.51
720 - 739 ................................              41    16,038,321          9.09        391,179          57.11
740 - 759 ................................              55    23,184,600         13.14        421,538          57.94
760 - 779 ................................              86    34,926,164         19.79        406,118          60.50
780 - 799 ................................              82    34,567,205         19.59        421,551          56.76
800 or greater ...........................              71    27,395,738         15.52        385,855          54.56
                                            --------------  ------------  ------------   ------------  -------------
Subtotal with Credit Score ...............             442  $176,323,013         99.91%  $    398,921          58.54%
Not Available ............................               1       157,927          0.09        157,927          79.00
                                            --------------  ------------  ------------   ------------  -------------
Total ....................................             443  $176,480,940        100.00%  $    398,377          58.55%
                                            ==============  ============  ============

Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

As of March 1, 2005, the weighted average credit score of the group II loans was approximately 754.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                                                MORTGAGE RATES OF THE GROUP II LOANS

                                                                           PERCENTAGE                                   WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       WEIGHTED        AVERAGE
                                               GROUP II      PRINCIPAL      GROUP II      PRINCIPAL      AVERAGE        LOAN-TO-
MORTGAGE RATES (%)                              LOANS         BALANCE        LOANS         BALANCE     CREDIT SCORE    VALUE RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
4.375 - 4.499 ............................               1  $    315,123          0.18%  $    315,123           793           79.00%
4.500 - 4.624 ............................               1       311,168          0.18        311,168           769           65.00
4.750 - 4.874 ............................              10     3,953,415          2.24        395,341           752           61.73
4.875 - 4.999 ............................              21     9,702,693          5.50        462,033           766           54.85
5.000 - 5.124 ............................              41    16,656,628          9.44        406,259           754           54.80
5.125 - 5.249 ............................              58    22,620,209         12.82        390,004           754           57.74
5.250 - 5.374 ............................              80    30,836,855         17.47        385,461           747           59.36
5.375 - 5.499 ............................              78    32,256,231         18.28        413,541           762           58.14
5.500 - 5.624 ............................              62    26,692,145         15.12        430,518           750           60.47
5.625 - 5.749 ............................              31    12,539,370          7.11        404,496           762           61.72
5.750 - 5.874 ............................              29    10,284,854          5.83        354,650           754           55.14
5.875 - 5.999 ............................              18     6,032,981          3.42        335,166           735           62.98
6.000 - 6.124 ............................              10     3,595,063          2.04        359,506           769           56.14
6.125 - 6.249 ............................               3       684,206          0.39        228,069           726           73.62
                                            --------------  ------------  ------------   ------------  ------------   -------------
Total ....................................             443  $176,480,940        100.00%  $    398,377           754           58.55%
                                            ==============  ============  ============

As of March 1, 2005, the weighted average mortgage rate of the group II loans was approximately 5.3325% per annum.

                                        ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II LOANS

                                                                           PERCENTAGE                                   WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       WEIGHTED        AVERAGE
ORIGINAL GROUP II                              GROUP II      PRINCIPAL      GROUP II      PRINCIPAL      AVERAGE        LOAN-TO-
LOAN BALANCE ($)                                LOANS         BALANCE        LOANS         BALANCE     CREDIT SCORE    VALUE RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
100,000 or less ..........................               7  $    463,249          0.26%  $     66,178           734           50.47%
100,001 - 200,000 ........................              41     5,898,926          3.34        143,876           740           60.20
200,001 - 300,000 ........................              29     6,748,973          3.82        232,723           752           59.67
300,001 - 400,000 ........................             122    41,346,978         23.43        338,910           751           59.62
400,001 - 500,000 ........................             127    52,668,370         29.84        414,712           755           60.47
500,001 - 600,000 ........................              60    30,730,169         17.41        512,169           765           56.54
600,001 - 700,000 ........................              32    18,871,406         10.69        589,731           749           58.97
700,001 - 800,000 ........................              11     7,710,932          4.37        700,994           756           54.89
800,001 - 900,000 ........................               4     3,112,513          1.76        778,128           727           55.50
900,001 - 1,000,000 ......................              10     8,929,424          5.06        892,942           757           51.10
                                            --------------  ------------  ------------   ------------  ------------   -------------
Total ....................................             443  $176,480,940        100.00%  $    398,377           754           58.55%
                                            ==============  ============  ============




                                                  ORIGINAL LTV RATIOS OF THE GROUP II LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF          AVERAGE       WEIGHTED
                                               GROUP II      PRINCIPAL      GROUP II      PRINCIPAL       AVERAGE
ORIGINAL LTV RATIO (%)                          LOANS         BALANCE        LOANS         BALANCE     CREDIT SCORE
------------------------------------------  --------------  ------------  ------------   ------------  -------------
00.01 - 50.00 ............................             122  $ 50,190,309         28.44%  $    411,396            760
50.01 - 55.00 ............................              34    13,291,611          7.53        390,930            767
55.01 - 60.00 ............................              61    24,436,002         13.85        400,590            755
60.01 - 65.00 ............................              57    24,008,378         13.60        421,200            748
65.01 - 70.00 ............................              67    26,411,834         14.97        394,206            753
70.01 - 75.00 ............................              47    16,451,359          9.32        350,029            744
75.01 - 80.00 ............................              51    20,340,352         11.53        398,830            750
80.01 - 85.00 ............................               1       308,208          0.17        308,208            765
85.01 - 90.00 ............................               3     1,042,888          0.59        347,629            735
                                            --------------  ------------  ------------   ------------  -------------
Total ....................................             443  $176,480,940        100.00%  $    398,377            754
                                            ==============  ============  ============


The weighted average LTV ratio at origination of the group II loans was approximately 58.55%.

                                     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II LOANS

                                                                           PERCENTAGE                    WEIGHTED      WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       AVERAGE     AVERAGE LOAN-
                                               GROUP II      PRINCIPAL      GROUP II      PRINCIPAL       CREDIT       TO-VALUE
STATE                                           LOANS         BALANCES       LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Alabama ..................................               1  $    125,218          0.07%  $    125,218           718          75.00%
Arkansas .................................               1       308,208          0.17        308,208           765          83.00
Arizona ..................................              12     4,245,263          2.41        353,772           789          58.38
California ...............................             164    66,432,831         37.64        405,078           756          55.45
Colorado .................................               5     2,126,885          1.21        425,377           804          52.22
Connecticut ..............................              12     4,767,608          2.70        397,301           756          58.07
District of Columbia .....................               2       920,866          0.52        460,433           771          59.01
Florida ..................................              22     8,874,081          5.03        403,367           762          61.30
Georgia ..................................              10     4,563,665          2.59        456,366           746          69.30
Hawaii ...................................               3     1,668,479          0.95        556,160           773          59.59
Illinois .................................              20     7,716,208          4.37        385,810           769          55.32
Indiana ..................................               5     1,873,716          1.06        374,743           775          58.11
Kentucky .................................               2       812,879          0.46        406,440           756          72.06
Massachusetts ............................               9     3,174,207          1.80        352,690           723          56.49
Maryland .................................              19     7,229,161          4.10        380,482           744          55.40
Michigan .................................               9     3,481,552          1.97        386,839           764          65.08
Minnesota ................................               3       721,176          0.41        240,392           720          64.62
Missouri .................................               2       662,336          0.38        331,168           724          56.85
North Carolina ...........................              12     4,387,017          2.49        365,585           749          61.45
Nebraska .................................               1       349,485          0.20        349,485           809          62.00
New Hampshire ............................               1       171,693          0.10        171,693           686          58.00
New Jersey ...............................              14     5,676,617          3.22        405,473           743          63.38
New Mexico ...............................               2       349,113          0.20        174,556           672          58.02
Nevada ...................................               4     1,360,094          0.77        340,023           791          73.46
New York .................................              21     7,861,941          4.45        374,378           746          57.07
Ohio .....................................               8     3,493,721          1.98        436,715           738          56.65
Oklahoma .................................               5     3,019,674          1.71        603,935           684          69.29
Oregon ...................................               2       730,287          0.41        365,143           737          68.98
Pennsylvania .............................               7     3,002,892          1.70        428,985           775          61.09
South Carolina ...........................               3     1,744,075          0.99        581,358           786          47.40
Tennessee ................................               5     1,963,780          1.11        392,756           751          68.75
Texas ....................................              24     9,255,548          5.24        385,648           743          63.87
Utah .....................................               1       378,169          0.21        378,169           762          74.00
Virginia .................................              19     7,720,101          4.37        406,321           747          61.73
Vermont ..................................               2       569,729          0.32        284,864           728          62.36
Washington ...............................               8     3,072,319          1.74        384,040           774          57.35
Wisconsin ................................               2     1,218,329          0.69        609,164           751          47.00
Wyoming ..................................               1       452,019          0.26        452,019           733          60.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             443  $176,480,940        100.00%  $    398,377           754          58.55%
                                            ==============  ============  ============

         No more than 1.2% of the group II loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.1% of the group II loans were secured by mortgaged properties located in any one zip code area outside California.


                                       11

                                                LOAN PURPOSE OF THE GROUP II LOANS

                                                                           PERCENTAGE                    WEIGHTED      WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       AVERAGE     AVERAGE LOAN-
                                               GROUP II      PRINCIPAL      GROUP II      PRINCIPAL       CREDIT       TO-VALUE
LOAN PURPOSE                                    LOANS         BALANCES       LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Purchase .................................              48  $ 20,678,728         11.72%  $    430,807           750          71.78%
Rate/Term Refinance ......................             293   120,768,872         68.43        412,180           754          56.52
Equity Refinance .........................             102    35,033,339         19.85        343,464           756          57.77
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             443  $176,480,940        100.00%  $    398,377           754          58.55%
                                            ==============  ============  ============


                        MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS OF THE GROUP II LOANS


                                                                           PERCENTAGE                    WEIGHTED      WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       AVERAGE     AVERAGE LOAN-
                                               GROUP II      PRINCIPAL      GROUP II      PRINCIPAL       CREDIT       TO-VALUE
DOCUMENTATION TYPE                              LOANS         BALANCES       LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Full Documentation .......................             326  $133,854,495         75.85%  $    410,597           757          59.38%
Reduced Documentation ....................             117    42,626,445         24.15        364,329           745          55.95
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             443  $176,480,940        100.00%  $    398,377           754          58.55%
                                            ==============  ============  ============

         No more than 56.4% of such reduced loan documentation group II loans were secured by mortgaged properties located in California.

         Approximately 8.9% of the group II loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectu.

                                                 OCCUPANCY TYPES OF THE GROUP II LOANS


                                                                           PERCENTAGE                    WEIGHTED      WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       AVERAGE     AVERAGE LOAN-
                                               GROUP II      PRINCIPAL      GROUP II      PRINCIPAL       CREDIT       TO-VALUE
OCCUPANCY TYPE                                  LOANS         BALANCES       LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Primary Residence ........................             432  $171,657,502         97.27%  $    397,355           754          58.58%
Second/Vacation ..........................              11     4,823,438          2.73        438,494           758          57.74
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             443  $176,480,940        100.00%  $    398,377           754          58.55%
                                            ==============  ============  ============


                                           MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS


                                                                           PERCENTAGE                    WEIGHTED      WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       AVERAGE     AVERAGE LOAN-
                                               GROUP II      PRINCIPAL      GROUP II      PRINCIPAL       CREDIT       TO-VALUE
PROPERTY TYPE                                   LOANS         BALANCES       LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Single Family Detached ...................             326  $130,397,854         73.89%  $    399,993           754          56.99%
Planned Unit Developments
(detached) ...............................              99    40,070,746         22.71        404,755           757          63.52
Condo Low-Rise (less than 5
(stories) ................................              12     3,880,631          2.20        323,386           729          56.32
Two- to four-family Units ................               3       933,766          0.53        311,255           719          65.54
Condo High-Rise (9 stories or more) ......               2       862,828          0.49        431,414           739          60.24
Planned Unit Developments
(attached) ...............................               1       335,116          0.19        335,116           791          77.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................             443  $176,480,940        100.00%  $    398,377           754          58.55%
                                            ==============  ============  ============


                                NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS OF THE GROUP II LOANS


                                                                           PERCENTAGE                    WEIGHTED      WEIGHTED
                                              NUMBER OF                        OF          AVERAGE       AVERAGE     AVERAGE LOAN-
                                               GROUP II      PRINCIPAL      GROUP II      PRINCIPAL       CREDIT       TO-VALUE
NET MORTGAGE RATE (%)                           LOANS         BALANCES       LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
4.095 ....................................               1  $    315,123          0.18%  $    315,123           793          79.00%
4.220 ....................................               1       311,168          0.18        311,168           769          65.00
4.470 ....................................              10     3,953,415          2.24        395,341           752          61.73
4.595 ....................................              21     9,702,693          5.50        462,033           766          54.85
4.720 ....................................              40    16,262,057          9.21        406,551           754          55.50
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................              73  $ 30,544,455         17.31%  $    418,417           758          56.44%
                                            ==============  ============  ============

            As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in loan group II was approximately 2.391723363%.

            The decrement tables for the Class I-A-P Certificates and Class II-A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in their entirety and replaced with the following decrement tables:

                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                          FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS I-A-P CERTIFICATES
                                                                 ----------------------------------------
                                                                   0%     100%     250%     400%     500%
                                                                 -----  ------    ------   ------   -----
DISTRIBUTION DATE
-----------------
April 2005 .................................................     100%     100%     100%     100%     100%
April 2006 .................................................      98       93       85       77       72
April 2007 .................................................      97       86       71       58       49
April 2008 .................................................      95       80       60       43       34
April 2009 .................................................      93       73       50       32       23
April 2010 .................................................      92       68       41       24       16
April 2011 .................................................      90       62       34       18       11
April 2012 .................................................      87       57       29       13        8
April 2013 .................................................      85       52       24       10        5
April 2014 .................................................      83       48       20        7        3
April 2015 .................................................      80       44       16        5        2
April 2016 .................................................      78       40       13        4        2
April 2017 .................................................      75       36       11        3        1
April 2018 .................................................      72       32        9        2        1
April 2019 .................................................      69       29        7        2        *
April 2020 .................................................      66       26        6        1        *
April 2021 .................................................      62       23        5        1        *
April 2022 .................................................      59       21        4        1        *
April 2023 .................................................      55       18        3        *        *
April 2024 .................................................      51       16        2        *        *
April 2025 .................................................      46       13        2        *        *
April 2026 .................................................      42       11        1        *        *
April 2027 .................................................      37        9        1        *        *
April 2028 .................................................      32        8        1        *        *
April 2029 .................................................      26        6        1        *        *
April 2030 .................................................      20        4        *        *        *
April 2031 .................................................      14        3        *        *        *
April 2032 .................................................       8        2        *        *        *
April 2033 .................................................       1        *        *        *        *
April 2034 .................................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) .............    17.7     10.1      5.5      3.5      2.8

--------------------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                  FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                        CLASS II-A-P CERTIFICATES
                                                                 ----------------------------------------
                                                                   0%     100%     250%     400%     500%
                                                                 -----  ------    ------   ------   -----
DISTRIBUTION DATE
-----------------
April 2005 .................................................     100%     100%     100%     100%     100%
April 2006 .................................................      95       89       82       74       69
April 2007 .................................................      89       79       65       53       45
April 2008 .................................................      83       69       52       37       30
April 2009 .................................................      76       60       41       26       19
April 2010 .................................................      70       51       31       18       12
April 2011 .................................................      63       43       24       12        8
April 2012 .................................................      55       36       18        8        5
April 2013 .................................................      48       29       13        5        3
April 2014 .................................................      39       23        9        3        2
April 2015 .................................................      31       17        6        2        1
April 2016 .................................................      22       11        4        1        *
April 2017 .................................................      12        6        2        *        *
April 2018 .................................................       3        1        *        *        *
April 2019 .................................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) .............     7.4      5.7      4.0      2.9      2.5

------------------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

            The decrement tables above and the pre-tax yield to maturity tables below assume, among other things, the following structuring assumptions:

         O the Class I-A-P Certificates and Class II-A-P Certificates will be purchased on April 28, 2005;

         O the scheduled monthly payment for each group I loan and group II loan has been based on its outstanding balance and interest rate as of March 1, 2005, and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         O as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                  GROUP I LOANS


                                                        DISCOUNT          NON-DISCOUNT
ASSUMED PURCHASE PRICE                               MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   --------------      --------------
Aggregate principal balance ......................  $   89,982,851.75   $  180,467,800.49
Weighted average mortgage rate ...................       5.5974249957%             6.1107%
Weighted average servicing fee rate ..............       0.2800000000%             0.3300%
Weighted average original term to maturity
(months) .........................................                359                 359
Weighted average remaining term
to maturity (months) .............................                338                 339

                        ASSUMED MORTGAGE CHARACTERISTICS

                                 GROUP II LOANS


                                                        DISCOUNT          NON-DISCOUNT
ASSUMED PURCHASE PRICE                               MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   --------------      --------------
Aggregate principal balance ......................  $   30,978,697.04   $  146,404,113.52
Weighted average mortgage rate ...................       4.9158596663%             5.4194%
Weighted average servicing fee rate ..............       0.2800000000%             0.3300%
Weighted average original term to maturity
(months) .........................................                180                 180
Weighted average remaining term
to maturity (months) .............................                159                 160

The pre-tax yield to maturity tables for the Class I-A-P Certificates and Class II-A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in their entirety and replaced with the following pre-tax yield to maturity tables:

                  PRE-TAX YIELD TO MATURITY OF THE CLASS I-A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

           ASSUMED PURCHASE PRICE           0%      100%   250%    400%    500%
-----------------------------------------  ----     ----   ----    -----   -----
$2,152,403...............................  1.9%     3.6%   7.0%    11.0%   14.0%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                  PRE-TAX YIELD TO MATURITY OF THE CLASS II-A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

           ASSUMED PURCHASE PRICE           0%     100%   250%     400%    500%
-----------------------------------------  ----    ----   -----    -----   -----
$577,965.................................  3.6%    4.8%   7.0%     9.7%    11.8%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement tables and yield tables in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                                           JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   --------------------------------------------------------------------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   --------------------------------------------------------------------------------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........      159,458   $41,799,848       156,842   $41,837,077       142,330   $38,092,093
Period of Delinquency
30 to 59 days ................        2,081       485,414         2,147       488,965         1,968       469,058
60 to 89 days ................          297        66,720           336        72,625           327        75,698
90 days or more ..............          301        69,148           307        68,860           333        76,136
Foreclosures Pending .........          419       100,940           340        81,219           350        91,964
Total Delinquent Loans .......        3,098   $   722,221         3,130   $   711,669         2,978   $   712,856
Percent of Loan
Portfolio ....................        1.943%        1.728%        1.996%        1.701%        2.092%        1.871%



                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   --------------------------------------------------------------------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   --------------------------------------------------------------------------------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........      104,754   $29,652,506        61,336   $19,562,648        51,674   $17,633,235
Period of Delinquency
30 to 59 days ................        1,391       350,118           813       202,438           354       101,882
60 to 89 days ................          256        59,355           180        37,722            80        18,514
90 days or more ..............          277        67,047           229        51,671            99        22,840
Foreclosures Pending .........          333        80,326           243        58,402           139        31,349
Total Delinquent Loans .......        2,257   $   556,846         1,465   $   350,233           672   $   174,585
Percent of Loan
Portfolio ....................        2.155%        1.878%        2.388%        1.790%        1.300%        0.990%

------------------------
o   The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.


                                            JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   --------------------------------------------------------------------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   --------------------------------------------------------------------------------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       31,572   $ 5,733,023        29,442   $ 5,424,670        26,174   $ 4,923,160
Period of Delinquency
30 to 59 days ................          476        87,173           481        80,450           436        72,245
60 to 89 days ................           72        13,317            85        14,464            71        13,138
90 days or more ..............           68        14,146            57        12,443            64        12,292
Foreclosures Pending .........          113        23,846            87        17,435            79        22,361
Total Delinquent Loans .......          729   $   138,482           710   $   124,791           650   $   120,036
Percent of Loan
Portfolio ....................        2.309%        2.416%        2.412%        2.300%        2.483%        2.438%



                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   --------------------------------------------------------------------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   --------------------------------------------------------------------------------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       20,813   $ 4,388,764        15,134   $ 3,902,833        12,980   $ 3,701,651
Period of Delinquency
30 to 59 days ................          303        56,489           221        45,326            80        18,542
60 to 89 days ................           62        12,354            38         7,098            21         4,011
90 days or more ..............           66        16,163            55         9,585            15         2,980
Foreclosures Pending .........           68        14,099            53        11,232            26         5,253
Total Delinquent Loans .......          499   $    99,105           367   $    73,241           142   $    30,786
Percent of Loan
Portfolio ....................        2.398%        2.258%        2.425%        1.877%        1.094%        0.832%

------------------------
o   The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.

                                                           JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                             AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                              YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                           DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                           -----------------    -----------------    -----------------    -----------------

                                                                     (Dollar Amounts in Thousands)
Total Loan Portfolio ...................         $41,799,848          $41,837,077          $38,092,093          $29,652,506
Average Portfolio Balance ..............         $41,744,291          $41,712,987          $40,578,437          $34,185,451
Foreclosed Loans .......................             $36,732              $18,166              $11,865              $13,924
Liquidated Foreclosed Loans ............             $40,097              $57,997              $35,574              $30,193
Foreclosed Loans Ratio .................               0.088%               0.043%               0.031%               0.047%
Gross Loss .............................              $6,022              $16,608               $9,085               $5,871
Gross Loss Ratio .......................               0.014%               0.040%               0.022%               0.017%
Covered Loss ...........................              $3,549               $6,438               $5,451               $3,056
Net Loss ...............................              $2,473              $10,170               $3,633               $2,816
Net Loss Ratio .........................               0.006%               0.024%               0.009%               0.008%
Excess Recovery ........................                $333                  $39                   $5                 $108


                                             AT OR FOR THE        AT OR FOR THE
                                              YEAR ENDED           YEAR ENDED
                                           DECEMBER 31, 2003    DECEMBER 31, 2004
                                           -----------------    -----------------

                                                (Dollar Amounts in Thousands)

Total Loan Portfolio ...................         $19,562,648          $17,633,235
Average Portfolio Balance ..............         $23,080,737          $17,999,485
Foreclosed Loans .......................              $9,435               $2,109
Liquidated Foreclosed Loans ............             $28,302              $16,609
Foreclosed Loans Ratio .................               0.048%               0.012%
Gross Loss .............................              $5,331               $2,922
Gross Loss Ratio .......................               0.023%               0.016%
Covered Loss ...........................              $4,219               $1,648
Net Loss ...............................              $1,112               $1,274
Net Loss Ratio .........................               0.005%               0.007%
Excess Recovery ........................                 $18                  $68

                                                JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                             AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                              YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                           DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                           -----------------    -----------------    -----------------    -----------------

                                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio ...................          $5,733,023           $5,424,670           $4,923,160           $4,388,764
Average Portfolio Balance ..............          $6,483,857           $5,497,288           $5,208,164           $4,572,334
Foreclosed Loans .......................              $7,705               $2,749                 $841               $3,323
Liquidated Foreclosed Loans ............              $7,487              $10,220               $5,253               $3,685
Foreclosed Loans Ratio .................               0.134%               0.051%               0.017%               0.076%
Gross Loss .............................              $1,142               $4,343               $1,657               $1,047
Gross Loss Ratio .......................               0.018%               0.079%               0.032%               0.023%
Covered Loss ...........................                $561                 $895               $1,202                 $462
Net Loss ...............................                $581               $3,449                 $456                 $585
Net Loss Ratio .........................               0.009%               0.063%               0.009%               0.013%
Excess Recovery ........................                $148                  $25                   $0                   $0

                                             AT OR FOR THE        AT OR FOR THE
                                              YEAR ENDED           YEAR ENDED
                                           DECEMBER 31, 2003    DECEMBER 31, 2004
                                           -----------------    -----------------

                                                (Dollar Amounts in Thousands)
Total Loan Portfolio ...................          $3,902,833           $3,701,651
Average Portfolio Balance ..............          $4,082,685           $3,702,764
Foreclosed Loans .......................              $2,051                 $798
Liquidated Foreclosed Loans ............              $5,319               $2,680
Foreclosed Loans Ratio .................               0.053%               0.022%
Gross Loss .............................              $1,473                 $581
Gross Loss Ratio .......................               0.036%               0.016%
Covered Loss ...........................                $884                 $227
Net Loss ...............................                $589                 $353
Net Loss Ratio .........................               0.014%               0.010%
Excess Recovery ........................                  $0                  $15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class I-A-P Certificates and Class II-A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class I-A-P Certificates and Class II-A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:21                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20(POOL #  4774)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4774
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111XDR1    59,206,000.00  34,093,663.49     5.000000  %  1,306,310.77
I-A-2   76111XDS9   155,498,000.00  89,543,230.17     5.250000  %  3,430,880.51
I-A-3   76111XDT7    50,000,000.00  28,792,405.75     5.500000  %  1,103,191.21
I-A-4   76111XDU4    31,311,000.00  31,311,000.00     5.500000  %          0.00
I-A-5   76111XDV2    30,750,000.00  30,750,000.00     5.500000  %          0.00
I-A-6   76111XDW0       420,000.00     420,000.00     0.000000  %          0.00
I-A-7   76111XDX8    27,391,000.00  15,773,055.72     2.917500  %    604,350.21
I-A-8   76111XDY6             0.00           0.00     5.082500  %          0.00
I-A-9   76111XDZ3    45,025,000.00  45,025,000.00     5.500000  %          0.00
II-A-1  76111XEA7   225,379,000.00 182,092,009.64     4.750000  %  2,466,515.44
I-A-P   76111XEW9     3,349,584.14   3,049,991.07     0.000000  %     18,126.96
I-A-V   76111XEC3             0.00           0.00     0.194022  %          0.00
II-A-P  76111XEB5       855,527.01     771,971.30     0.000000  %     19,054.76
II-A-V  76111XED1             0.00           0.00     0.283077  %          0.00
R-I     76111XEE9           100.00           0.00     5.500000  %          0.00
R-II    76111XEF6           100.00           0.00     4.750000  %          0.00
R-III   76111XEG4           100.00           0.00     5.500000  %          0.00
R-IV    76111XEH2           100.00           0.00     5.500000  %          0.00
I-M-1   76111XEJ8     5,163,600.00   5,099,598.40     5.500000  %      5,639.69
I-M-2   76111XEK5     1,858,900.00   1,835,859.37     5.500000  %      2,030.29
I-M-3   76111XEL3     1,239,300.00   1,223,939.17     5.500000  %      1,353.57
II-M-1  76111XET6     1,143,700.00   1,091,516.66     4.750000  %      4,525.46
II-M-2  76111XEU3       457,600.00     436,721.19     4.750000  %      1,810.66
II-M-3  76111XEV1       343,200.00     327,540.89     4.750000  %      1,357.99
I-B-1   76111XEM1       826,200.00     815,959.45     5.500000  %        902.38
I-B-2   76111XEN9       619,700.00     612,018.96     5.500000  %        676.83
I-B-3   76111XEP4       413,170.36     408,049.21     5.500000  %        451.26
II-B-1  76111XEQ2       228,800.00     218,360.59     4.750000  %        905.32
II-B-2  76111XER0       114,400.00     109,180.30     4.750000  %        452.67
II-B-3  76111XES8       228,786.31     218,347.53     4.750000  %        905.28

-------------------------------------------------------------------------------
                  641,822,867.82   474,019,418.86                  8,969,441.26
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1     142,056.93  1,448,367.70            0.00       0.00     32,787,352.72
I-A-2     391,751.63  3,822,632.14            0.00       0.00     86,112,349.66
I-A-3     131,965.19  1,235,156.40            0.00       0.00     27,689,214.54
I-A-4     143,508.75    143,508.75            0.00       0.00     31,311,000.00
I-A-5     140,937.50    140,937.50            0.00       0.00     30,750,000.00
I-A-6           0.00          0.00            0.00       0.00        420,000.00
I-A-7      38,348.24    642,698.45            0.00       0.00     15,168,705.51
I-A-8      66,805.46     66,805.46            0.00       0.00              0.00
I-A-9     206,364.58    206,364.58            0.00       0.00     45,025,000.00
II-A-1    720,780.87  3,187,296.31            0.00       0.00    179,625,494.20
I-A-P           0.00     18,126.96            0.00       0.00      3,031,864.11
I-A-V      46,687.13     46,687.13            0.00       0.00              0.00
II-A-P          0.00     19,054.76            0.00       0.00        752,916.54
II-A-V     43,703.65     43,703.65            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
R-IV            3.12          3.12            0.00       0.00              0.00
I-M-1      23,373.16     29,012.85            0.00       0.00      5,093,958.71
I-M-2       8,414.36     10,444.65            0.00       0.00      1,833,829.08
I-M-3       5,609.72      6,963.29            0.00       0.00      1,222,585.60
II-M-1      4,320.59      8,846.05            0.00       0.00      1,086,991.20
II-M-2      1,728.69      3,539.35            0.00       0.00        434,910.53
II-M-3      1,296.52      2,654.51            0.00       0.00        326,182.90
I-B-1       3,739.81      4,642.19            0.00       0.00        815,057.07
I-B-2       2,805.09      3,481.92            0.00       0.00        611,342.13
I-B-3       1,870.23      2,321.49            0.00       0.00        407,597.95
II-B-1        864.34      1,769.66            0.00       0.00        217,455.27
II-B-2        432.17        884.84            0.00       0.00        108,727.63
II-B-3        864.29      1,769.57            0.00       0.00        217,442.25

-------------------------------------------------------------------------------
        2,128,232.02 11,097,673.28            0.00       0.00    465,049,977.60
===============================================================================





















Run:        04/26/05     10:05:21
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20(POOL #  4774)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4774
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   575.848115   22.063824     2.399367    24.463191   0.000000  553.784291
I-A-2   575.848115   22.063824     2.519335    24.583159   0.000000  553.784291
I-A-3   575.848115   22.063824     2.639304    24.703128   0.000000  553.784291
I-A-4  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
I-A-5  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
I-A-6  1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
I-A-7   575.848115   22.063824     1.400031    23.463855   0.000000  553.784291
I-A-8     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
I-A-9  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
II-A-1  807.936896   10.943857     3.198084    14.141941   0.000000  796.993039
I-A-P   910.558131    5.411705     0.000000     5.411705   0.000000  905.146426
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  902.334229   22.272541     0.000000    22.272541   0.000000  880.061688
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-IV      0.000000    0.000000    31.200000    31.200000   0.000000    0.000000
I-M-1   987.605236    1.092201     4.526524     5.618725   0.000000  986.513035
I-M-2   987.605235    1.092200     4.526526     5.618726   0.000000  986.513035
I-M-3   987.605240    1.092205     4.526523     5.618728   0.000000  986.513035
II-M-1  954.373228    3.956859     3.777730     7.734589   0.000000  950.416369
II-M-2  954.373231    3.956862     3.777732     7.734594   0.000000  950.416369
II-M-3  954.373216    3.956847     3.777739     7.734586   0.000000  950.416369
I-B-1   987.605240    1.092205     4.526519     5.618724   0.000000  986.513035
I-B-2   987.605241    1.092206     4.526529     5.618735   0.000000  986.513035
I-B-3   987.605246    1.092213     4.526535     5.618748   0.000000  986.513033
II-B-1  954.373231    3.956862     3.777710     7.734572   0.000000  950.416369
II-B-2  954.373187    3.956818     3.777710     7.734528   0.000000  950.416369
II-B-3  954.373249    3.956880     3.777717     7.734597   0.000000  950.416369

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:21                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20 (POOL #  4774)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4774
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       98,690.59
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    22,963.50

SUBSERVICER ADVANCES THIS MONTH                                       21,298.09
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     8   3,520,166.27

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     465,049,977.61

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,094

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,881,421.95

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.38468690 %     0.50249340 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.33876340 %     0.51126170 %

      BANKRUPTCY AMOUNT AVAILABLE                         200,000.00
      FRAUD AMOUNT AVAILABLE                            6,877,432.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,877,432.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.70568600
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              271.25

POOL TRADING FACTOR:                                                72.45768279


Run:     04/26/05     10:05:21                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20 (POOL #  4774)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4774
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       60,124.28
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    12,925.39

SUBSERVICER ADVANCES THIS MONTH                                       18,767.53
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     7   3,213,087.72

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     282,279,857.08

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          639

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,154,216.67

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          96.50147400 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             96.42455200 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,130,718.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,130,718.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.94632506
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              341.40

POOL TRADING FACTOR:                                                68.33676087


Run:     04/26/05     10:05:21                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20 (POOL #  4774)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4774
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       38,566.31
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,038.11

SUBSERVICER ADVANCES THIS MONTH                                        2,530.56
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     307,078.55

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     182,770,120.53

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          455

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,727,205.28

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          98.69823900 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             98.68599800 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,746,714.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,746,714.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.33403136
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              162.90

POOL TRADING FACTOR:                                                79.89911738

Run:        04/26/05     11:15:34                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20(POOL #  4774)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4774
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111XDR1    59,206,000.00  32,787,352.72     5.000000  %    771,806.81
I-A-2   76111XDS9   155,498,000.00  86,112,349.66     5.250000  %  2,027,065.10
I-A-3   76111XDT7    50,000,000.00  27,689,214.54     5.500000  %    651,797.80
I-A-4   76111XDU4    31,311,000.00  31,311,000.00     5.500000  %          0.00
I-A-5   76111XDV2    30,750,000.00  30,750,000.00     5.500000  %          0.00
I-A-6   76111XDW0       420,000.00     420,000.00     0.000000  %          0.00
I-A-7   76111XDX8    27,391,000.00  15,168,705.51     3.030000  %    357,067.87
I-A-8   76111XDY6             0.00           0.00     4.970000  %          0.00
I-A-9   76111XDZ3    45,025,000.00  45,025,000.00     5.500000  %          0.00
II-A-1  76111XEA7   225,379,000.00 179,625,494.20     4.750000  %  2,344,482.50
I-A-P   76111XEW9     3,349,584.14   3,031,864.11     0.000000  %     24,568.35
I-A-V   76111XEC3             0.00           0.00     0.191555  %          0.00
II-A-P  76111XEB5       855,527.01     752,916.54     0.000000  %      4,892.48
II-A-V  76111XED1             0.00           0.00     0.282210  %          0.00
R-I     76111XEE9           100.00           0.00     5.500000  %          0.00
R-II    76111XEF6           100.00           0.00     4.750000  %          0.00
R-III   76111XEG4           100.00           0.00     5.500000  %          0.00
R-IV    76111XEH2           100.00           0.00     5.500000  %          0.00
I-M-1   76111XEJ8     5,163,600.00   5,093,958.71     5.500000  %      5,748.09
I-M-2   76111XEK5     1,858,900.00   1,833,829.08     5.500000  %      2,069.32
I-M-3   76111XEL3     1,239,300.00   1,222,585.60     5.500000  %      1,379.58
II-M-1  76111XET6     1,143,700.00   1,086,991.20     4.750000  %      4,562.51
II-M-2  76111XEU3       457,600.00     434,910.53     4.750000  %      1,825.48
II-M-3  76111XEV1       343,200.00     326,182.90     4.750000  %      1,369.12
I-B-1   76111XEM1       826,200.00     815,057.07     5.500000  %        919.72
I-B-2   76111XEN9       619,700.00     611,342.13     5.500000  %        689.85
I-B-3   76111XEP4       413,170.36     407,597.95     5.500000  %        459.94
II-B-1  76111XEQ2       228,800.00     217,455.27     4.750000  %        912.75
II-B-2  76111XER0       114,400.00     108,727.63     4.750000  %        456.37
II-B-3  76111XES8       228,786.31     217,442.25     4.750000  %        912.68

-------------------------------------------------------------------------------
                  641,822,867.82   465,049,977.60                  6,202,986.32
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1     136,613.97    908,420.78            0.00       0.00     32,015,545.91
I-A-2     376,741.53  2,403,806.63            0.00       0.00     84,085,284.56
I-A-3     126,908.90    778,706.70            0.00       0.00     27,037,416.74
I-A-4     143,508.75    143,508.75            0.00       0.00     31,311,000.00
I-A-5     140,937.50    140,937.50            0.00       0.00     30,750,000.00
I-A-6           0.00          0.00            0.00       0.00        420,000.00
I-A-7      38,300.98    395,368.85            0.00       0.00     14,811,637.64
I-A-8      62,823.72     62,823.72            0.00       0.00              0.00
I-A-9     206,364.58    206,364.58            0.00       0.00     45,025,000.00
II-A-1    711,017.58  3,055,500.08            0.00       0.00    177,281,011.70
I-A-P           0.00     24,568.35            0.00       0.00      3,007,295.76
I-A-V      45,060.08     45,060.08            0.00       0.00              0.00
II-A-P          0.00      4,892.48            0.00       0.00        748,024.06
II-A-V     42,982.94     42,982.94            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
R-IV            3.12          3.12            0.00       0.00              0.00
I-M-1      23,347.31     29,095.40            0.00       0.00      5,088,210.62
I-M-2       8,405.05     10,474.37            0.00       0.00      1,831,759.76
I-M-3       5,603.52      6,983.10            0.00       0.00      1,221,206.02
II-M-1      4,302.67      8,865.18            0.00       0.00      1,082,428.69
II-M-2      1,721.52      3,547.00            0.00       0.00        433,085.05
II-M-3      1,291.14      2,660.26            0.00       0.00        324,813.78
I-B-1       3,735.68      4,655.40            0.00       0.00        814,137.35
I-B-2       2,801.98      3,491.83            0.00       0.00        610,652.28
I-B-3       1,868.16      2,328.10            0.00       0.00        407,138.01
II-B-1        860.76      1,773.51            0.00       0.00        216,542.52
II-B-2        430.38        886.75            0.00       0.00        108,271.26
II-B-3        860.71      1,773.39            0.00       0.00        216,529.57

-------------------------------------------------------------------------------
        2,086,492.53  8,289,478.85            0.00       0.00    458,846,991.28
===============================================================================





















Run:        04/26/05     11:15:34
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20(POOL #  4774)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4774
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   553.784291   13.035956     2.307435    15.343391   0.000000  540.748335
I-A-2   553.784291   13.035956     2.422806    15.458762   0.000000  540.748335
I-A-3   553.784291   13.035956     2.538178    15.574134   0.000000  540.748335
I-A-4  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
I-A-5  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
I-A-6  1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
I-A-7   553.784291   13.035956     1.398305    14.434261   0.000000  540.748335
I-A-8     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
I-A-9  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
II-A-1  796.993039   10.402400     3.154764    13.557164   0.000000  786.590639
I-A-P   905.146427    7.334749     0.000000     7.334749   0.000000  897.811678
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  880.061684    5.718674     0.000000     5.718674   0.000000  874.343010
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-IV      0.000000    0.000000    31.200000    31.200000   0.000000    0.000000
I-M-1   986.513035    1.113194     4.521518     5.634712   0.000000  985.399841
I-M-2   986.513037    1.113196     4.521518     5.634714   0.000000  985.399841
I-M-3   986.513034    1.113193     4.521520     5.634713   0.000000  985.399841
II-M-1  950.416373    3.989263     3.762062     7.751325   0.000000  946.427110
II-M-2  950.416358    3.989248     3.762063     7.751311   0.000000  946.427110
II-M-3  950.416358    3.989248     3.762063     7.751311   0.000000  946.427110
I-B-1   986.513034    1.113193     4.521520     5.634713   0.000000  985.399841
I-B-2   986.513041    1.113200     4.521510     5.634710   0.000000  985.399841
I-B-3   986.513036    1.113197     4.521525     5.634722   0.000000  985.399839
II-B-1  950.416358    3.989248     3.762063     7.751311   0.000000  946.427110
II-B-2  950.416358    3.989248     3.762063     7.751311   0.000000  946.427110
II-B-3  950.416378    3.989268     3.762070     7.751338   0.000000  946.427110

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20 (POOL #  4774)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4774
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       96,818.32
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    23,500.15

SUBSERVICER ADVANCES THIS MONTH                                        5,732.76
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     658,687.51

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     458,846,991.27

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,082

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,116,725.95

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.33876340 %     0.51126170 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.30743030 %     0.51722490 %

      BANKRUPTCY AMOUNT AVAILABLE                         200,000.00
      FRAUD AMOUNT AVAILABLE                            6,877,432.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,877,432.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.70388400
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              269.98

POOL TRADING FACTOR:                                                71.49121888


Run:     04/26/05     11:15:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20 (POOL #  4774)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4774
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       58,750.49
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    12,918.34

SUBSERVICER ADVANCES THIS MONTH                                        5,732.76
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     658,687.51

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     278,436,284.64

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          631

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,524,733.89

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          96.42455200 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             96.37906600 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,130,718.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,130,718.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.94422935
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              340.20

POOL TRADING FACTOR:                                                67.40627545


Run:     04/26/05     11:15:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20 (POOL #  4774)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4774
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       38,067.83
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,581.81

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     180,410,706.63

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          451

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,591,992.06

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          98.68599800 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             98.67436500 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,746,714.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,746,714.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.33294761
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              161.60

POOL TRADING FACTOR:                                                78.86768463

Run:        04/07/05     13:08:47                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20(POOL #  4774)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4774
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111XDR1    59,206,000.00  32,015,545.91     5.000000  %  1,612,266.32
I-A-2   76111XDS9   155,498,000.00  84,085,284.56     5.250000  %  4,234,438.87
I-A-3   76111XDT7    50,000,000.00  27,037,416.74     5.500000  %  1,361,573.42
I-A-4   76111XDU4    31,311,000.00  31,311,000.00     5.500000  %          0.00
I-A-5   76111XDV2    30,750,000.00  30,750,000.00     5.500000  %          0.00
I-A-6   76111XDW0       420,000.00     420,000.00     0.000000  %          0.00
I-A-7   76111XDX8    27,391,000.00  14,811,637.64     3.150000  %    745,897.15
I-A-8   76111XDY6             0.00           0.00     4.850000  %          0.00
I-A-9   76111XDZ3    45,025,000.00  45,025,000.00     5.500000  %          0.00
II-A-1  76111XEA7   225,379,000.00 177,281,011.70     4.750000  %  3,014,213.12
I-A-P   76111XEW9     3,349,584.14   3,007,295.76     0.000000  %     20,274.03
I-A-V   76111XEC3             0.00           0.00     0.189917  %          0.00
II-A-P  76111XEB5       855,527.01     748,024.06     0.000000  %      3,620.10
II-A-V  76111XED1             0.00           0.00     0.281271  %          0.00
R-I     76111XEE9           100.00           0.00     5.500000  %          0.00
R-II    76111XEF6           100.00           0.00     4.750000  %          0.00
R-III   76111XEG4           100.00           0.00     5.500000  %          0.00
R-IV    76111XEH2           100.00           0.00     5.500000  %          0.00
I-M-1   76111XEJ8     5,163,600.00   5,088,210.62     5.500000  %      5,705.30
I-M-2   76111XEK5     1,858,900.00   1,831,759.76     5.500000  %      2,053.91
I-M-3   76111XEL3     1,239,300.00   1,221,206.02     5.500000  %      1,369.31
II-M-1  76111XET6     1,143,700.00   1,082,428.69     4.750000  %      4,573.39
II-M-2  76111XEU3       457,600.00     433,085.05     4.750000  %      1,829.84
II-M-3  76111XEV1       343,200.00     324,813.78     4.750000  %      1,372.37
I-B-1   76111XEM1       826,200.00     814,137.35     5.500000  %        912.88
I-B-2   76111XEN9       619,700.00     610,652.28     5.500000  %        684.71
I-B-3   76111XEP4       413,170.36     407,138.01     5.500000  %        456.52
II-B-1  76111XEQ2       228,800.00     216,542.52     4.750000  %        914.91
II-B-2  76111XER0       114,400.00     108,271.26     4.750000  %        457.46
II-B-3  76111XES8       228,786.31     216,529.57     4.750000  %        914.87

-------------------------------------------------------------------------------
                  641,822,867.82   458,846,991.28                 11,013,528.48
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1     133,398.11  1,745,664.43            0.00       0.00     30,403,279.59
I-A-2     367,873.12  4,602,311.99            0.00       0.00     79,850,845.69
I-A-3     123,921.49  1,485,494.91            0.00       0.00     25,675,843.32
I-A-4     143,508.75    143,508.75            0.00       0.00     31,311,000.00
I-A-5     140,937.50    140,937.50            0.00       0.00     30,750,000.00
I-A-6           0.00          0.00            0.00       0.00        420,000.00
I-A-7      38,880.55    784,777.70            0.00       0.00     14,065,740.49
I-A-8      59,863.70     59,863.70            0.00       0.00              0.00
I-A-9     206,364.58    206,364.58            0.00       0.00     45,025,000.00
II-A-1    701,737.34  3,715,950.46            0.00       0.00    174,266,798.58
I-A-P           0.00     20,274.03            0.00       0.00      2,987,021.73
I-A-V      44,066.52     44,066.52            0.00       0.00              0.00
II-A-P          0.00      3,620.10            0.00       0.00        744,403.96
II-A-V     42,286.91     42,286.91            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
R-IV            3.12          3.12            0.00       0.00              0.00
I-M-1      23,320.97     29,026.27            0.00       0.00      5,082,505.32
I-M-2       8,395.57     10,449.48            0.00       0.00      1,829,705.85
I-M-3       5,597.19      6,966.50            0.00       0.00      1,219,836.71
II-M-1      4,284.61      8,858.00            0.00       0.00      1,077,855.30
II-M-2      1,714.29      3,544.13            0.00       0.00        431,255.21
II-M-3      1,285.72      2,658.09            0.00       0.00        323,441.41
I-B-1       3,731.46      4,644.34            0.00       0.00        813,224.47
I-B-2       2,798.82      3,483.53            0.00       0.00        609,967.57
I-B-3       1,866.05      2,322.57            0.00       0.00        406,681.49
II-B-1        857.15      1,772.06            0.00       0.00        215,627.61
II-B-2        428.57        886.03            0.00       0.00        107,813.80
II-B-3        857.10      1,771.97            0.00       0.00        215,614.70

-------------------------------------------------------------------------------
        2,057,979.19 13,071,507.67            0.00       0.00    447,833,462.80
===============================================================================





















Run:        04/07/05     13:08:47
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20(POOL #  4774)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4774
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   540.748335   27.231468     2.253118    29.484586   0.000000  513.516866
I-A-2   540.748335   27.231468     2.365774    29.597242   0.000000  513.516866
I-A-3   540.748335   27.231468     2.478430    29.709898   0.000000  513.516866
I-A-4  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
I-A-5  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
I-A-6  1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
I-A-7   540.748335   27.231468     1.419464    28.650932   0.000000  513.516866
I-A-8     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
I-A-9  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
II-A-1  786.590639   13.373975     3.113588    16.487563   0.000000  773.216664
I-A-P   897.811679    6.052701     0.000000     6.052701   0.000000  891.758978
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  874.343006    4.231427     0.000000     4.231427   0.000000  870.111580
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-IV      0.000000    0.000000    31.200000    31.200000   0.000000    0.000000
I-M-1   985.399840    1.104905     4.516417     5.621322   0.000000  984.294934
I-M-2   985.399841    1.104906     4.516418     5.621324   0.000000  984.294934
I-M-3   985.399840    1.104906     4.516412     5.621318   0.000000  984.294934
II-M-1  946.427111    3.998767     3.746271     7.745038   0.000000  942.428344
II-M-2  946.427121    3.998776     3.746263     7.745039   0.000000  942.428344
II-M-3  946.427121    3.998776     3.746270     7.745046   0.000000  942.428344
I-B-1   985.399836    1.104902     4.516412     5.621314   0.000000  984.294934
I-B-2   985.399840    1.104906     4.516411     5.621317   0.000000  984.294934
I-B-3   985.399828    1.104895     4.516418     5.621313   0.000000  984.294932
II-B-1  946.427121    3.998776     3.746285     7.745061   0.000000  942.428344
II-B-2  946.427121    3.998776     3.746241     7.745017   0.000000  942.428344
II-B-3  946.427097    3.998753     3.746291     7.745044   0.000000  942.428344

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:08:48                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20 (POOL #  4774)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4774
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       95,404.12
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    18,561.29

SUBSERVICER ADVANCES THIS MONTH                                       14,199.46
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5   2,160,821.92

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     447,833,462.80

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,058

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    9,938,425.41

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.30743030 %     0.51722490 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.24595630 %     0.52897560 %

      BANKRUPTCY AMOUNT AVAILABLE                         200,000.00
      FRAUD AMOUNT AVAILABLE                            6,877,432.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,877,432.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.69894800
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              268.30

POOL TRADING FACTOR:                                                69.77524256


Run:     04/07/05     13:08:48                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20 (POOL #  4774)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4774
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       57,873.72
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,475.81

SUBSERVICER ADVANCES THIS MONTH                                        8,636.28
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,486,924.79

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     270,450,652.24

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          612

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,673,066.52

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          96.37906600 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             96.27541200 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,130,718.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,130,718.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.93995679
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              339.00

POOL TRADING FACTOR:                                                65.47304416


Run:     04/07/05     13:08:48                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20 (POOL #  4774)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4774
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       37,530.40
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,085.48

SUBSERVICER ADVANCES THIS MONTH                                        5,563.18
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     673,897.13

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     177,382,810.56

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          446

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,265,358.89

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          98.67436500 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             98.65736600 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,746,714.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,746,714.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.33148910
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              160.50

POOL TRADING FACTOR:                                                77.54402065

Run:        04/25/05     12:25:20                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20(POOL #  4774)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4774
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
I-A-1   76111XDR1    59,206,000.00  30,403,279.59     5.000000  %    897,349.22
I-A-2   76111XDS9   155,498,000.00  79,850,845.69     5.250000  %  2,356,788.33
I-A-3   76111XDT7    50,000,000.00  25,675,843.32     5.500000  %    757,819.50
I-A-4   76111XDU4    31,311,000.00  31,311,000.00     5.500000  %          0.00
I-A-5   76111XDV2    30,750,000.00  30,750,000.00     5.500000  %          0.00
I-A-6   76111XDW0       420,000.00     420,000.00     0.000000  %          0.00
I-A-7   76111XDX8    27,391,000.00  14,065,740.49     3.350000  %    415,148.68
I-A-8   76111XDY6             0.00           0.00     4.650000  %          0.00
I-A-9   76111XDZ3    45,025,000.00  45,025,000.00     5.500000  %          0.00
II-A-1  76111XEA7   225,379,000.00 174,266,798.58     4.750000  %  2,199,232.23
I-A-P   76111XEW9     3,349,584.14   2,987,021.73     0.000000  %      6,210.96
I-A-V   76111XEC3             0.00           0.00     0.187338  %          0.00
II-A-P  76111XEB5       855,527.01     744,403.96     0.000000  %     17,256.73
II-A-V  76111XED1             0.00           0.00     0.280155  %          0.00
R-I     76111XEE9           100.00           0.00     5.500000  %          0.00
R-II    76111XEF6           100.00           0.00     4.750000  %          0.00
R-III   76111XEG4           100.00           0.00     5.500000  %          0.00
R-IV    76111XEH2           100.00           0.00     5.500000  %          0.00
I-M-1   76111XEJ8     5,163,600.00   5,082,505.32     5.500000  %      5,811.11
I-M-2   76111XEK5     1,858,900.00   1,829,705.85     5.500000  %      2,092.00
I-M-3   76111XEL3     1,239,300.00   1,219,836.71     5.500000  %      1,394.70
II-M-1  76111XET6     1,143,700.00   1,077,855.30     4.750000  %      4,619.55
II-M-2  76111XEU3       457,600.00     431,255.21     4.750000  %      1,848.30
II-M-3  76111XEV1       343,200.00     323,441.41     4.750000  %      1,386.23
I-B-1   76111XEM1       826,200.00     813,224.47     5.500000  %        929.80
I-B-2   76111XEN9       619,700.00     609,967.57     5.500000  %        697.41
I-B-3   76111XEP4       413,170.36     406,681.49     5.500000  %        464.98
II-B-1  76111XEQ2       228,800.00     215,627.61     4.750000  %        924.16
II-B-2  76111XER0       114,400.00     107,813.80     4.750000  %        462.07
II-B-3  76111XES8       228,786.31     215,614.70     4.750000  %        924.09

-------------------------------------------------------------------------------
                  641,822,867.82   447,833,462.80                  6,671,360.05
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
I-A-1     126,680.33  1,024,029.55            0.00       0.00     29,505,930.37
I-A-2     349,347.45  2,706,135.78            0.00       0.00     77,494,057.36
I-A-3     117,680.95    875,500.45            0.00       0.00     24,918,023.82
I-A-4     143,508.75    143,508.75            0.00       0.00     31,311,000.00
I-A-5     140,937.50    140,937.50            0.00       0.00     30,750,000.00
I-A-6           0.00          0.00            0.00       0.00        420,000.00
I-A-7      39,266.86    454,415.54            0.00       0.00     13,650,591.81
I-A-8      54,504.74     54,504.74            0.00       0.00              0.00
I-A-9     206,364.58    206,364.58            0.00       0.00     45,025,000.00
II-A-1    689,806.08  2,889,038.31            0.00       0.00    172,067,566.35
I-A-P           0.00      6,210.96            0.00       0.00      2,980,810.77
I-A-V      42,221.37     42,221.37            0.00       0.00              0.00
II-A-P          0.00     17,256.73            0.00       0.00        727,147.23
II-A-V     41,412.25     41,412.25            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
R-III           0.00          0.00            0.00       0.00              0.00
R-IV            3.12          3.12            0.00       0.00              0.00
I-M-1      23,294.82     29,105.93            0.00       0.00      5,076,694.21
I-M-2       8,386.15     10,478.15            0.00       0.00      1,827,613.85
I-M-3       5,590.92      6,985.62            0.00       0.00      1,218,442.01
II-M-1      4,266.51      8,886.06            0.00       0.00      1,073,235.75
II-M-2      1,707.05      3,555.35            0.00       0.00        429,406.91
II-M-3      1,280.29      2,666.52            0.00       0.00        322,055.18
I-B-1       3,727.28      4,657.08            0.00       0.00        812,294.67
I-B-2       2,795.68      3,493.09            0.00       0.00        609,270.16
I-B-3       1,863.96      2,328.94            0.00       0.00        406,216.51
II-B-1        853.53      1,777.69            0.00       0.00        214,703.45
II-B-2        426.76        888.83            0.00       0.00        107,351.73
II-B-3        853.47      1,777.56            0.00       0.00        214,690.61

-------------------------------------------------------------------------------
        2,006,780.40  8,678,140.45            0.00       0.00    441,162,102.75
===============================================================================





















Run:        04/25/05     12:25:20
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20(POOL #  4774)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4774
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
I-A-1   513.516866   15.156390     2.139654    17.296044   0.000000  498.360476
I-A-2   513.516866   15.156390     2.246636    17.403026   0.000000  498.360476
I-A-3   513.516866   15.156390     2.353619    17.510009   0.000000  498.360476
I-A-4  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
I-A-5  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
I-A-6  1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
I-A-7   513.516866   15.156390     1.433568    16.589958   0.000000  498.360476
I-A-8     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
I-A-9  1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
II-A-1  773.216664    9.757929     3.060649    12.818578   0.000000  763.458735
I-A-P   891.758979    1.854248     0.000000     1.854248   0.000000  889.904731
I-A-V     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
II-A-P  870.111579   20.170877     0.000000    20.170877   0.000000  849.940702
II-A-V    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-III     0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-IV      0.000000    0.000000    31.200000    31.200000   0.000000    0.000000
I-M-1   984.294934    1.125399     4.511353     5.636752   0.000000  983.169535
I-M-2   984.294932    1.125397     4.511351     5.636748   0.000000  983.169535
I-M-3   984.294937    1.125401     4.511353     5.636754   0.000000  983.169535
II-M-1  942.428348    4.039127     3.730445     7.769572   0.000000  938.389220
II-M-2  942.428337    4.039117     3.730441     7.769558   0.000000  938.389220
II-M-3  942.428352    4.039132     3.730449     7.769581   0.000000  938.389220
I-B-1   984.294929    1.125393     4.511353     5.636746   0.000000  983.169535
I-B-2   984.294935    1.125399     4.511344     5.636743   0.000000  983.169535
I-B-3   984.294928    1.125395     4.511359     5.636754   0.000000  983.169533
II-B-1  942.428337    4.039117     3.730463     7.769580   0.000000  938.389220
II-B-2  942.428381    4.039161     3.730420     7.769581   0.000000  938.389220
II-B-3  942.428360    4.039140     3.730424     7.769564   0.000000  938.389220

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:20                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20 (POOL #  4774)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4774
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       93,164.86
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    21,082.49

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     441,162,102.74

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,042

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,601,365.40

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          97.24595630 %     0.52897560 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             97.20919480 %     0.53597690 %

      BANKRUPTCY AMOUNT AVAILABLE                         200,000.00
      FRAUD AMOUNT AVAILABLE                            6,877,432.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   6,877,432.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.69689400
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              267.07

POOL TRADING FACTOR:                                                68.73580311


Run:     04/25/05     12:25:20                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20 (POOL #  4774)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4774
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       56,229.84
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    11,307.57

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     266,005,945.54

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          602

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,135,152.54

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          96.27541200 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             96.21689100 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,130,718.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,130,718.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.93706186
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              337.90

POOL TRADING FACTOR:                                                64.39703094


Run:     04/25/05     12:25:20                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S20 (POOL #  4774)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4774
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       36,935.02
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,774.92

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     175,156,157.20

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          440

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,466,212.86

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          98.65736600 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             98.64618600 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,746,714.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,746,714.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.33215649
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              159.50

POOL TRADING FACTOR:                                                76.57062502